UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Investment Agreement

On August 5, 2020, Viad Corp, a Delaware corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with Crestview IV VC TE Holdings, LLC, a Delaware limited liability company (“Crestview VC TE”), Crestview IV VC Holdings, L.P., a Delaware limited partnership (“Crestview VC Holdings”), and Crestview IV VC CI Holdings, L.P., a Delaware limited partnership (“Crestview VC CI” and, together with Crestview VC TE and Crestview VC Holdings, the “Crestview Parties” and each, a “Crestview Party”). Pursuant to the Investment Agreement, on August 5, 2020 (the “First Closing Date”), the Company issued and sold to the Crestview Parties an aggregate of 135,000 shares (the “First Closing Shares”) of a newly created series of the Company’s preferred stock, par value $0.01 per share, designated as “5.5% Series A Convertible Preferred Stock” (the “Preferred Stock”), having the terms set forth in the Certificate of Designations (the “Certificate of Designations”), at a purchase price of $1,000 per share, for an aggregate purchase price of $135 million.

Subsequent Closings

Pursuant to the Investment Agreement, for 12 months following the First Closing Date, the Company has the option to require the Crestview Parties to purchase, in the aggregate, in one or more additional closings, up to $45 million (such additional amount, the “Subsequent Closing Amount”) in additional Preferred Stock (such shares, the “Subsequent Closing Shares” and, together with the First Closing Shares, the “Purchased Shares”) on the same terms and conditions as the First Closing Shares. The obligation of the Crestview Parties to purchase additional Preferred Stock at each such subsequent closing is subject to certain conditions, including (i) no occurrence of a Company Material Adverse Effect (as defined in the Investment Agreement) or a Change of Control (as defined in the Certificate of Designations), (ii) the Company continuing to be Solvent (as defined in the Investment Agreement), (iii) to the extent required under applicable NYSE rules, receipt of the necessary approval from the Company’s stockholders, (iv) certain fundamental representations and warranties being true and correct as of such subsequent closing date and (v) if required by applicable law, approval under Section 41 of the German Act Against Restraints of Competition. Once issued, all Subsequent Closing Shares accrue dividends and have rights as if they were issued on the First Closing Date.

Restrictions on Transfer

For a period of 18 months following the First Closing Date, no Crestview Party may transfer any of the Purchased Shares or common stock of the Company, par value $1.50 per share (the “Common Stock”), issued upon conversion of the Purchased Shares (the “Conversion Shares”) to any person without the prior written consent of the Company, except each Crestview Party may transfer Purchased Shares and Conversion Shares (i) to (a) any affiliate of such Crestview Party, (b) any successor entity of such Crestview Party or (c) any investment fund, vehicle or similar entity of which such Crestview Party, or any affiliate, advisor or manager of such Crestview Party serves as a general partner, manager or advisor or any successor entity to the person described in this subclause (c), (ii) pursuant to an amalgamation, merger, tender or exchange offer, business combination, acquisition of assets or similar transaction involving the Company or any of its affiliates or any transaction resulting in a Change of Control of the Company or (iii) following commencement by the Company or any of its significant subsidiaries of bankruptcy, insolvency or similar proceedings (such clauses (i)-(iii), the “Lock-Up Exceptions”). The restrictions on transfer in the Investment

Agreement do not prohibit liens on Purchased Shares or Conversion Shares, or any exercise of remedies with respect thereto. Subject to certain exceptions, each Crestview Party also agreed that it would not knowingly transfer Purchased Shares or Conversion Shares to (I) certain competitors of the Company or (II) any person who would, upon consummation of such transfer, beneficially own 5% or more of Common Stock on an-as converted basis.

Designation of Preferred Stock

The Preferred Stock ranks senior to the Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Upon a liquidation, dissolution or winding up of the Company, each share of Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) the purchase price paid by the Crestview Parties, plus all accrued and unpaid return (the “Liquidation Preference”) and (ii) the amount that the holder of Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Preferred Stock were converted into Common Stock (without giving effect to any Ownership Limitation (as defined below)) (the “Value of Converted Shares”).

The Preferred Stock will accrue return on the Liquidation Preference at the rate of 5.5% per annum, which will be accreted into the Liquidation Preference on a quarterly basis or, at the option of the Company, payable in cash. The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis.

Each Holder will have the right, at its option, to convert its Preferred Stock, in whole or in part, into shares of Common Stock at an initial conversion price equal to $21.25 per share. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events. The conversion price is also subject to adjustment for certain dilutive issuances of Common Stock at a price below the then-current market price and repurchases of Common Stock at a price above the then-current market price.

Pursuant to the terms of the Certificate of Designations and the Investment Agreement, as applicable, unless and until approval of the Company’s stockholders is obtained as contemplated by NYSE listing rules (the “Stockholder Approval”), (i) the Crestview Parties may not convert shares of Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock to the extent that such conversion would result in the Crestview Parties, in the aggregate, beneficially owning (without counting any Common Stock transferred to a non-affiliated Holder) in excess of 29.9% of then-outstanding Common Stock (treating shares of Common Stock issuable upon conversion of all of the Preferred Stock as outstanding for this purpose) (such limitation, the “Ownership Limitation”), (ii) the Crestview Parties may not exercise their preemptive rights to the extent Stockholder Approval is required as a result of the Crestview Parties’ status as affiliates of the Company or pursuant to the applicable rules and regulations of the applicable stock exchange, and (iii) the conversion price of the Preferred Stock cannot be adjusted below $15.23 in connection with certain dilutive issuances of Common Stock at a price below the then-current market price and repurchases of Common Stock at a price above the then-current market price. The Company agreed to use reasonable best efforts to call and hold a special meeting of the stockholders of the Company, as promptly as reasonably practicable following the First Closing Date, to seek Stockholder Approval.

Subject to certain conditions, the Company may, at its option after the third anniversary of the First Closing Date, cause the conversion of all of the outstanding shares of Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies the Holders of the Company’s election to mandatorily convert, the daily VWAP of the Common Stock is at least 200% of the conversion price. The Company will not exercise its right to mandatorily convert all outstanding shares of Preferred Stock unless certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied.

If the Company undergoes a Change of Control, each Holder has the right to cause the Company to redeem any or all of the Preferred Stock for cash consideration equal to the greater of (x) (i) 101% of the Liquidation Preference thereof at any time on or prior to the third anniversary of the First Closing Date and (ii) 100% of the Liquidation Preference thereof at any time after the third anniversary of the First Closing Date and (y) the Value of Converted Shares immediately prior to such Change of Control.

Following the HSR Clearance and receipt of the requisite Canadian Competition Act Approval, the Holders generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-

converted basis, subject to the Ownership Limitation. Additionally, certain matters will require the approval of the majority of the outstanding Preferred Stock, voting as a separate class, including (i) the issuance of any additional Preferred Stock (other than pursuant to the terms of the Investment Agreement), Series $4.75 Preferred Stock (as defined in the Company’s Certificate of Incorporation), any class or series of senior or parity equity-linked securities or any rights, options or warrants to purchase or otherwise acquire any shares of senior or parity equity-linked securities, (ii) amendments, modifications, repeal or waiver of any provision of the Company’s Certificate of Incorporation or of the Certificate of Designations that would adversely affect the rights, preferences, privileges or powers of the Preferred Stock and (iii) subject to certain customary exceptions, the declaration or payment of any dividends or distributions on, or redemption or repurchase of, any junior securities. The holders of Preferred Stock are entitled to the exclusive right to vote, as a separate class, to elect the directors designated by the Crestview Parties pursuant to the terms of the Stockholders Agreement.

The foregoing descriptions of the transactions contemplated by the Investment Agreement and the terms of the Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreement and the Certificate of Designations, copies of which are being filed as Exhibits 10.1 and 3.1 hereto, respectively, and are incorporated by reference herein.

Stockholders Agreement

On August 5, 2020, the Company and each Crestview Party entered into a Stockholders Agreement (the “Stockholders Agreement”).

Additional Growth Capital

Pursuant to the Stockholders Agreement, until the earlier of (i) the three year anniversary of the First Closing Date and (ii) the date on which any Crestview Party has transferred any equity interests of the Company to a non-affiliated party, the Company has the right to request additional capital from the Crestview Parties in an amount not to exceed $90 million (when aggregated together with the Subsequent Closing Amount) on terms and conditions to be mutually agreed by the Company and each Crestview Party and subject to the approval of the Crestview Parties’ investment committee.

Crestview Parties’ Directors and Nominees

After the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Clearance”) and receipt of requisite Canadian Competition Act Approval (as defined in the Investment Agreement), and for so long as the Crestview Parties have, in the aggregate, record and beneficial ownership of, on an as-converted basis, at least (i) 67% of the total number of Common Stock issuable upon conversion of the First Closing Shares issued to them under the Investment Agreement (the “Initial Share Ownership”), the Crestview Parties will have the right to designate, or nominate for election upon converting the Purchased Shares into Conversion Shares, two members (the “Crestview Designees”) to the Board of Directors of the Company (the “Board”) and (ii) 33% of the Initial Share Ownership, the Crestview Parties will have the right to (a) designate, or nominate for election upon converting the Purchased Shares into Conversion Shares, one member to the Board and (b) appoint one representative to attend the meetings of the Board as a non-voting observer.

Standstill

Subject to certain customary exceptions, the Crestview Parties are prohibited from, among other things, (i) acquiring equity securities of the Company in excess of 2,500,000 shares of Common Stock in the aggregate, (ii) effecting an acquisition, by tender or exchange offer, merger, amalgamation or a similar business combination, of the Company and (iii) soliciting proxies or seeking a director/management change in the Company until the later of (x) three years after the date of the Stockholders Agreement and (y) such time as the Crestview Parties hold, in the aggregate, record and beneficial ownership of, on an as-converted basis, less than 33% of the Initial Share Ownership (the “Sunset Date”). In addition, the Crestview Parties are prohibited from engaging in any short sale or any purchase, sale or grant of any security that includes, relates to or derives any significant part of its value from a decline in the market price or value of the Company’s securities.

Preemptive Rights

If, after the First Closing Date, the Company intends to issue new equity securities for cash to any person, then the Crestview Parties, as long as they hold, in the aggregate, record and beneficial ownership of, on an as-converted basis, at least 50% of the Initial Share Ownership, have the right to participate in such equity offering on a pro rata basis, subject to customary exceptions.

Voting Agreement

Under the Stockholders Agreement, after receipt of the HSR Clearance and requisite Canadian Competition Act Approval and until the Sunset Date, the Crestview Parties have agreed to vote all of the Purchased Shares, Conversion Shares or any other shares of Common Stock (i) in favor of each director nominated or recommended by the Board for election at any such meeting, and against the removal of any director who has been elected following nomination or recommendation by the Board, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting and (iii) in favor of the Stockholder Approval. The Crestview Parties also agree to vote any Purchased Shares, Conversion Shares or other shares of Common Stock (if applicable) in excess of 34.9% of then-outstanding Common Stock (treating shares of Common Stock issuable upon conversion of all of the Preferred Stock as outstanding for this purpose) in the same proportion as the non-Crestview Party shareholders of the Company.

The description of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders Agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Registration Rights Agreement

On August 5, 2020, the Company and each of the Crestview Parties also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted each Crestview Party certain registration rights. Under the Registration Rights Agreement, the Issuer is required to use its reasonable best efforts to cause the registration of the Conversion Shares.

The description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Rights Plan Amendment

On August 5, 2020, the Company and Equiniti Trust Company (the “Rights Agent”) entered into an Amendment to the Rights Agreement (the “Rights Plan Amendment”), by and between the Company and the Rights Agent, dated as of March 30, 2020 (the “Rights Agreement”), pursuant to which, among other things, the Company designated the Crestview Parties as Exempt Persons (as defined in the Rights Agreement).

The description of the Rights Plan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Plan Amendment, a copy of which is being filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Indemnification Agreements

The Company entered into Indemnification Agreements with each of the members of the Board (the “Indemnification Agreements”). In connection with the transactions contemplated by the Investment Agreement, the Company also entered into Indemnification Agreements with each Crestview Designee (the “Crestview Designee Indemnification Agreements”). The Indemnification Agreements and the Crestview Indemnification Agreements provide, among other things, for the Company to indemnify the Crestview Designees and the other members of the Board in their capacity as members of the Board.

The description of the Indemnification Agreements and the Crestview Designee Indemnification Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreements and the full text of the Crestview Designee Indemnification Agreements, the forms of which are being filed as Exhibit 10.4 and Exhibit 10.5, respectively, hereto and are incorporated by reference herein.

Credit Agreement Amendment

On August 5, 2020, the Company entered into an amendment (“Amendment No. 3”) to the 2018 Credit Agreement. Amendment No. 3, among other things, (i) suspended the testing of the interest coverage ratio and the leverage ratio for any fiscal quarter ending after the effective date of Amendment No.3 on or before June 30, 2022 and (ii) continued the minimum liquidity covenant during the period from the effective date of Amendment No. 3 until the first business day after the Company delivers quarterly financial statements and the related compliance certificate for the fiscal quarter ending September 30, 2022 (the “Covenant Waiver Period”). Amendment No. 3 also includes a requirement to repay the revolving loans with cash above a certain threshold (subject to re-borrowings), certain adjustments to the Company’s financial reporting and other covenants, and changes to the guarantor and collateral requirements. Amendment No. 3 further includes changes to reflect the other transactions described in this Item 1.01. Pursuant to Amendment No. 3, the incremental facility will only be available after the Covenant Waiver Period. In addition, Amendment No. 3 continues to set the applicable interest rate under the Credit Agreement during the Covenant Waiver Period to, at the Company’s option: (x) a customary base rate formula, plus a margin of 2.50% per annum (subject to a base rate floor of 2.00%) or (y) a customary eurocurrency rate formula, plus a margin of 3.50% per annum (subject to a eurocurrency rate floor of 1.00%). After the Covenant Waiver Period, the margins are based on a grid subject to leverage, ranging from, for base rate loans, 0.75% to 2.00% and, for eurocurrency loans, 1.75% to 3.00%. Amendment No. 3 also continues to set the letter of credit fees and commitment fees under the 2018 Credit Agreement during the Covenant Waiver Period to 3.50% and 0.50%, respectively. After the Covenant Waiver Period, these fees are based on a grid subject to leverage, ranging from, for letter of credit fees, 1.75% to 3.00% and, for commitment fees, 0.25% to 0.50%.

The description of Amendment No. 3 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 3, the form of which is being filed as Exhibit 10.6 hereto and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 with respect to the Amendment No. 3 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 with respect to the Investment Agreement is incorporated by reference into this Item 3.02. The issuance and sale of 135,000 shares of Preferred Stock by the Company to the Crestview Parties pursuant to the Investment Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Crestview Party has represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of Preferred Stock or shares of Common Stock issued in connection with any future conversion of the Preferred Stock.

The shares of Common Stock issuable to the Crestview Parties upon conversion of shares of the Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act or pursuant to another available exemption.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in Item 1.01 with respect to the Registration Rights Agreement and the Rights Plan Amendment and in Item 5.03 with respect to the Certificate of Designations is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Company’s bylaws, the Stockholders Agreement and the Certificate of Designations, effective as of the First Closing Date, the Company increased the size of the Board to nine directors and appointed Brian Cassidy, a Crestview Partner, and Kevin Rabbitt, a Crestview Operating Executive, to serve as the Crestview Designees. The Crestview Designees will be annually elected and serve terms expiring at the 2021 annual meeting of the Company and until their successors are duly elected and qualified.

The Company is not aware of any transaction in which Messrs. Cassidy and Rabbitt have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Investment Agreement, on August 5, 2020, the Company issued 135,000 shares of Preferred Stock to the Crestview Parties. A summary of the rights, preferences and privileges of the Preferred Stock is set forth in Item 1.01, which is incorporated herein by reference. Each share of Preferred Stock issued to the Crestview Parties pursuant to the Investment Agreement has the powers, designations, preferences, and other rights of the Preferred Stock as are set forth in the Certificate of Designations filed by the Company with the Delaware Secretary of State on August 5, 2020, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, a copy of which is being filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events

On August 5, 2020, the Company issued a press release (the “Press Release”) announcing the Company’s execution of the Investment Agreement and the completion of the First Closing. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Additional Information and Where to Find It:

This communication relates to, among other things, the issuance of Preferred Stock by the Company pursuant to the Investment Agreement, which provides that the Company shall use reasonable best efforts to call and hold a special meeting of the stockholders of the Company, as promptly as reasonably practicable following the First Closing Date, to seek Stockholder Approval. In connection with the special meeting of stockholders to seek Stockholder Approval, the Company will file relevant materials with the Securities Exchange Commission, including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the Securities Exchange Commission or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SECURITIES EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the Securities Exchange Commission’s website, http://www.sec.gov, and the Company’s website, www.Viad.com. In addition, the documents (when available) may be obtained free of charge by directing a request to ir@viad.com.

Participants in the Solicitation:

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the special meeting of stockholders to seek Stockholder Approval. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2020 annual meeting of stockholders, which was filed with the Securities Exchange Commission on April 3, 2020, and in other documents filed by the Company, including on behalf of such individuals, with the Securities Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the Securities Exchange Commission in respect of the proposed transaction when they become available.

Forward-Looking Statements

This current report on Form 8-K contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify the Company’s forward-looking statements. Similarly, statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in the Company’s forward-looking statements include, but are not limited to, the following:

•	the impact of the COVID-19 pandemic on the Company’s financial condition, liquidity, and cash flow;

•	the extent to which the COVID-19 pandemic will affect our ongoing business and the duration of those effects;

•	the Company’s ability to obtain shareholder approval of, and satisfy other conditions to, the delayed draw commitment, if applicable;

•	the Company’s ability to successfully integrate and achieve established financial and strategic goals from acquisitions;

•	general economic uncertainty in key global markets and a worsening of global economic conditions;

•	the Company’s dependence on large exhibition event clients;

•	the importance of key members of the Company’s account teams to the Company’s business relationships;

•	the competitive nature of the industries in which the Company operates;

•	travel industry disruptions;

•	unanticipated delays and cost overruns of the Company’s capital projects, and the Company’s ability to achieve established financial and strategic goals for such projects;

•	seasonality of the Company’s businesses;

•	transportation disruptions and increases in transportation costs;

•	natural disasters, weather conditions, and other catastrophic events;

•	the Company’s multi-employer pension plan funding obligations;

•	the Company’s exposure to labor cost increases and work stoppages related to unionized employees;

•	liabilities relating to prior and discontinued operations;

•	adverse effects of show rotation on the Company’s periodic results and operating margins;

•	the Company’s exposure to currency exchange rate fluctuations;

•	the Company’s exposure to cybersecurity attacks and threats;

•

compliance with laws governing the storage, collection, handling, and transfer of personal data and the Company’s exposure to legal claims and fines for data breaches or improper handling of such data;

•	the effects of the United Kingdom’s exit from the European Union; and

•	changes affecting the London Inter-bank Offered Rate.

For a more complete discussion of the risks and uncertainties that may affect the Company’s business or financial results, please see Item 1A, “Risk Factors,” of the Company’s most recent annual report on Form 10-K filed with the SEC and Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this current report on Form 8-K except as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designations of 5.5% Series A Convertible Preferred Stock

4.1	Registration Rights Agreement, dated August 5, 2020, by and among Viad Corp, Crestview IV VC TE Holdings, LLC, Crestview IV VC Holdings, L.P., and Crestview IV VC CI Holdings, L.P.

10.1	Investment Agreement, dated August 5, 2020, by and among Viad Corp, Crestview IV VC TE Holdings, LLC, Crestview IV VC Holdings, L.P., and Crestview IV VC CI Holdings, L.P.

10.2	Stockholders Agreement, dated August 5, 2020, by and among Viad Corp, Crestview IV VC TE Holdings, LLC, Crestview IV VC Holdings, L.P., and Crestview IV VC CI Holdings, L.P.

10.3	Amendment to Rights Agreement, dated August 5, 2020, by and between Viad Corp and Equiniti Trust Company

10.4	Form of Indemnification Agreement

10.5	Form of Crestview Designee Indemnification Agreement

10.6	Amendment No. 3 to Second Amended and Restated Credit Agreement and Amendment No. 1 to Security Agreements, dated August 5, 2020, by and among Viad Corp, the guarantors party thereto, JPMorgan Chase Bank, N.A., and the lenders party thereto

99.1	Press Release, dated August 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: August 5, 2020	By:	/s/ Derek P. Linde
	Name:	Derek P. Linde
	Title:	General Counsel and Corporate Secretary